UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 12, 2010

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On April 12, 2010, Jamba, Inc. (the “Company”) appointed Bruce Schroder as President, Store Operations.

Mr. Schroder, age 50, has over 20 years of strategic leadership experience in the food and beverage industry. His experience includes leadership roles in finance, operations, distribution, sales and marketing, including multiple positions of increasing authority in almost 16 years with PepsiCo, where he worked for Pepsi Bottling Group, Taco Bell and Pepsi Cola North America. Most recently, from 2008 to 2010, Mr. Schroder was chief operating officer of Adina for Life, a producer and distributor of natural and organic beverages, where he was responsible for re-launching a new beverage category created by the founders of Odwalla and SoBe. From 2007 to 2008, Mr. Schroder served as chief operating officer of Aimco Capital, a real estate investment trust and one of the largest owners and operators of apartment communities in the United States, where he was responsible for organizing and managing over 38,000 housing units in 300 properties across 40 states. From 2003 to 2007, Mr. Schroder held various positions with Peet’s Coffee & Tea, a premier specialty coffee and tea company, lastly serving as Vice President and General Manager, Retail, where he was responsible for leading Peet’s retail expansion efforts.

In connection with Mr. Schroder’s appointment, on April 12, 2010 (the “Effective Date”), the Company entered into an Executive Employment Agreement with Mr. Schroder (the “Agreement”). Mr. Schroder is expected to start work at the Company on April 23, 2010. Under the Agreement, Mr. Schroder will earn a base salary of Two Hundred Seventy-Five Thousand Dollars ($275,000) per year. In addition, Mr. Schroder will be entitled to a grant of a non-qualified stock option to purchase up to 75,000 shares of the Company’s common stock under the Company’s 2006 Employee, Director and Consultant Stock Plan (the “Plan”) with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant (as determined in accordance with the Plan). The option will vest over four years so long as Mr. Schroder remains an employee of the Company, with twenty-five percent of the total number of shares subject to the award vesting on each anniversary of the Effective Date. The form and other terms of the Agreement, including severance benefits and change of control benefits, are substantially similar to the form of agreement described in, and filed as Exhibit 10.1 to, the Company’s current report on Form 8-K filed on October 14, 2008, except that the Agreement does not contain any acceleration or severance benefits in the event that Mr. Schroder is terminated without cause (as defined therein) within 3 months following the start date of the Company’s next chief executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: April 13, 2010	By:	/s/ Karen L. Luey
	Name:	Karen L. Luey
	Title:	Chief Financial Officer and Senior Vice President